Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-233854

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 8, 2020

Preliminary prospectus supplement

(To prospectus dated September 19, 2019)

$

Ingredion Incorporated

$                     % Senior Notes due 20

$                     % Senior Notes due 20

We are offering $                of         % Senior Notes due 20    , which will mature on                , 20    , and $             of         % Senior Notes due 20     , which will mature on                 , 20     . We refer to the 20     notes and the 20     notes collectively as the notes.

Interest on the notes will be payable semi-annually in arrears on                  and                  of each year, commencing                 , 2020. We may redeem any series of notes at our option, at any time in whole or from time to time in part, at the applicable redemption price set forth under “Description of the notes—Optional redemption.” If we experience a change of control repurchase event with respect to a series of notes, unless we have exercised our option to redeem all notes of such series, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at the repurchase price set forth under “Description of the notes—Repurchase upon change of control repurchase event.”

The notes will be our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, senior indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no established trading market for the notes.

Investing in the notes involves risks. See “Risk factors” beginning on page S-9 of this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which we incorporate by reference herein.

	Public Offering Price(1)			Underwriting Discount			Proceeds to Us (before expenses)
	Per Note		Total	Per Note		Total	Per Note		Total
20 Notes		%	$		%	$		%	$
20 Notes		%	$		%	$		%	$

Total			$			$			$
(1)	Plus accrued interest, if any, from May , 2020.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., on or about May     , 2020.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan

HSBC	Mizuho Securities

The date of this prospectus supplement is May    , 2020.

Prospectus supplement

Page

About this prospectus supplement	S-i
Forward-looking statements	S-i
Prospectus supplement summary	S-1
Risk factors	S-9

Prospectus

Plan of Distribution	19
Where You Can Find More Information	20
Legal Matters	21
Experts	21

You should read this prospectus supplement along with the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any free writing prospectus we authorize that supplements this prospectus supplement. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes. The second part is the accompanying prospectus, which provides more general information, some of which may not be applicable to the offering of the notes.

This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should review before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information about us described under “Incorporation of certain documents by reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.

As used in this prospectus supplement, unless stated otherwise or the context requires otherwise, “Ingredion,” the “Company,” “we,” “us” and “our” refer to Ingredion Incorporated and its consolidated subsidiaries.

Forward-looking statements

This prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements. These forward-looking statements include, among others, any statements regarding our prospects or future financial condition, earnings, revenues, tax rates, capital expenditures, expenses or other financial items, any statements concerning our future operations, including management’s plans or strategies and objectives therefor, and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “propels,” “opportunities,” “potential,” “provisional” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this prospectus supplement or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are “forward-looking statements.” These statements are based on current circumstances or expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that our expectations will prove correct. Accordingly, you should not place undue reliance on our forward-looking statements.

Actual results and developments may differ materially from the expectations expressed in or implied by our forward-looking statements as a result of the following risks and uncertainties, among others:

•	changing consumption preferences and perceptions, including those relating to high fructose corn syrup;

•

the effects of global economic conditions and the general political, economic, business and market conditions that affect customers and consumers in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products, including, particularly, economic, currency and political conditions in South America and economic and political conditions in Europe, and the impact these factors may have on our sales volumes, the pricing of our products, our access to credit markets and our ability to collect our receivables from customers;

•	adverse changes in investment returns earned on our pension assets;

S-i

•	future financial performance of major industries which we serve and from which we derive a significant portion of our sales, including the food, beverage, animal nutrition and brewing industries;

•	the uncertainty of acceptance of products developed through genetic modification and biotechnology;

•	our ability to develop or acquire new products and services at rates or of qualities sufficient to meet expectations;

•	changes in U.S. and foreign government policy, laws or regulations and costs of legal compliance;

•

increased competitive and/or customer pressure in the corn-refining industry and related industries, including with respect to the markets and prices for our primary products and our co-products, particularly corn oil;

•

the availability of raw materials, including potato starch, tapioca, gum Arabic and the specific varieties of corn upon which some of our products are based, and our ability to pass on potential increases in the cost of corn or other raw materials to customers;

•	raw material and energy costs and availability;

•

our ability to contain costs, achieve budgets and realize expected synergies, including with respect to our ability to complete planned maintenance and investment projects on time and on budget, and to achieve expected savings under our Cost Smart program as well as with respect to freight and shipping costs;

•

the impact of financial and capital markets on our borrowing costs, including as a result of foreign currency fluctuations, fluctuations in interest and exchange rates and market volatility and the associated risks of hedging against such fluctuations;

•	the potential effects of climate change;

•

our ability to successfully identify and complete acquisitions or strategic alliances on favorable terms as well as our ability to successfully integrate acquired businesses or implement and maintain strategic alliances and achieve anticipated synergies with respect to all of the foregoing;

•	operating difficulties at our manufacturing plants or with respect to boiler reliability;

•	risks related to product safety and quality and compliance with environmental, health and safety, and food safety laws and regulations;

•	economic, political and other risks inherent in operating in foreign countries with foreign currencies and shipping products between countries, including with respect to tariffs, quotas and duties;

•	interruptions, security breaches or failures that might affect our information technology systems, processes and sites;

•	our ability to maintain satisfactory labor relations;

•

the impact that weather, natural disasters, war or similar acts of hostility, acts and threats of terrorism, the outbreak or continuation of pandemics such as COVID-19 and other significant events could have on our business;

•	the potential recognition of impairment charges on goodwill or long-lived assets;

•	changes in our tax rates or exposure to additional income tax liabilities; and

•	our ability to raise funds at reasonable rates to grow and expand our operations.

Forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of the risks and uncertainties referred to above and other risks and uncertainties, see the information described below under the heading “Risk factors.”

S-ii

Prospectus supplement summary

This summary highlights selected information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. Before making an investment decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, the “Risk factors” section included in this prospectus supplement and the financial statements and related notes incorporated by reference herein.

Our company

Ingredion is a leading global ingredients solutions provider. We turn corn, tapioca, potatoes, grains, fruits and vegetables into value-added ingredients and biomaterials for the food, beverage, brewing and other industries.

We are principally engaged in the production and sale of starches and sweeteners for a wide range of industries, and are managed geographically on a regional basis. Our operations are classified into four reportable business segments: North America; South America; Asia-Pacific; and Europe, the Middle East and Africa (“EMEA”). Our North America segment includes businesses in the United States, Mexico and Canada. Our South America segment includes businesses in Brazil, the Southern Cone of South America (which includes Argentina, Peru, Chile and Uruguay), Colombia and Ecuador. Our Asia-Pacific segment includes businesses in South Korea, Thailand, China, Australia, Japan, New Zealand, Indonesia, Singapore, the Philippines, Malaysia, India and Vietnam. Our EMEA segment includes businesses in Pakistan, Germany, the United Kingdom and South Africa.

We supply a broad range of customers in many diverse industries around the world, including the food, beverage, brewing and other industries, as well as the global animal feed markets.

Our product lines include starches and sweeteners, animal feed products and edible corn oil. Our starch-based products include both food-grade and industrial starches, and biomaterials. Our sweetener products include glucose syrups, high maltose syrups, high fructose corn syrup, caramel color, dextrose, polyols, maltodextrins, and glucose and syrup solids. Our products are derived primarily from the processing of corn and other starch-based materials, such as tapioca, potato and rice. We are in the process of expanding our plant-based protein product lines, including pulse-based concentrates, flours and isolates, with $185 million of investments through 2020.

Our starch and sweetener manufacturing process is based on a capital-intensive, two-step process that involves the wet-milling and processing of starch-based materials, primarily corn. During the front-end process, the starch-based materials are steeped in a water-based solution and separated into starch and co-products such as animal feed and corn oil. The starch is then either dried for sale or further processed to make starches, sweeteners and other ingredients that serve the particular needs of various industries.

We believe our approach to production and service, which focuses on local management and production improvements of our worldwide operations, provides us with a special understanding of the cultures and product requirements in each of the geographic markets in which we operate, bringing added value to our customers through innovative solutions. At the same time, we believe that our corporate functions allow us to identify synergies and maximize the benefits of our global presence.

Our consolidated net sales were $6.21 billion in 2019 and $1.54 billion in the first quarter of 2020. Approximately 62 percent of our 2019 net sales were provided from our North American operations. Our South American operations provided 15 percent of our 2019 net sales, while our Asia Pacific and EMEA operations contributed approximately 13 percent and 10 percent, respectively, to such net sales.

Corporate information

Ingredion was incorporated as a Delaware corporation in 1997 under the name Corn Products International, Inc. Our common stock is traded on the New York Stock Exchange under the ticker symbol “INGR.”

Our principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois 60154 and our telephone number at that address is (708) 551-2600.

The offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” For purposes of the description of the notes included in this prospectus supplement, references to “Ingredion,” the “Company,” “we,” “us” and “our” refer only to Ingredion Incorporated, the issuer of the notes, and not to its subsidiaries.

Issuer	Ingredion Incorporated

Securities	$ in principal amount of % Senior Notes due 20 (the “20 notes”) and $ in principal amount of % Senior Notes due 20 (the “20 notes”).

Maturity	Unless earlier redeemed or repurchased by us, the 20 notes will mature on , 20 and the 20 notes will mature on , 20 .

Interest rate	Interest on the 20 notes will accrue from May , 2020 at a rate of % per year. Interest on the 20 notes will accrue from May , 2020 at a rate of % per year.

Interest payment dates	and of each year, commencing , 2020.

Ranking	The notes will be unsecured obligations of the Company and will rank equally in right of payment with all of our other existing and future unsecured, senior indebtedness. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. At March 31, 2020, we had approximately $1.9 billion of indebtedness outstanding on a consolidated basis, none of which was secured indebtedness and approximately $77 million of which was subsidiary indebtedness that will be structurally senior to the notes.

Optional redemption	The 20 notes, at any time and from time to time prior to , 20 (the date that is months prior to their maturity date) (the “20 Par Call Date”), and the 20 notes, at any time and from time to time prior to , 20 (the date that is months prior to their maturity date) (the “20 Par Call Date”), will be redeemable at our option at a redemption price equal to the greater of:

•	100% of the principal amount of notes to be redeemed; and

•	(i) in the case of the 20 notes, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the 20     Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus              basis points, and (ii) in the case of the 20     notes, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the 20     Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus              basis points;

plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after the 20 Par Call Date, we may redeem the 20 notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 20 notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. At any time and from time to time on or after the 20 Par Call Date, we may redeem the 20 notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 20 notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at the option of holders upon a Change of Control Repurchase Event	If we experience a “Change of Control Repurchase Event” (as defined under “Description of the notes—Definitions”) with respect to a series of notes, unless we have exercised our option to redeem all notes of such series, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants	The indenture governing the notes contains certain covenants for your benefit. These covenants restrict our ability to:

•	incur debt secured by liens;

•	engage in certain sale-leaseback transactions; and

•	merge or consolidate with or into, or sell all or substantially all of our assets to, any other person.

These covenants are subject to significant exceptions. In addition, neither the indenture nor the notes will limit the amount of unsecured indebtedness that we may incur, provide holders any protection if we should be involved in a highly leveraged transaction or limit the amount of assets (constituting less than substantially all of our assets) that we may dispose of or the amount of assets in which we may invest. See “Description of Debt Securities—Certain Restrictions” in the accompanying prospectus.

Further issues	We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes of any series, “reopen” such series of notes by issuing additional notes of the same series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, in some cases, the first interest payment date and date from which interest shall begin to accrue) as the notes of such series offered hereby. Any such additional notes will constitute part of the same series as the notes offered hereby.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million after deducting the underwriting discounts and other estimated expenses of the offering payable by us. We intend to use the net proceeds of this offering to repay all or a portion of the outstanding indebtedness under our revolving credit facility and our 4.625% senior notes due 2020, and to use any remaining amount of net proceeds for general corporate purposes.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk factors	An investment in the notes involves significant risks. See the information described or referred to under “Risk factors” and the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 for certain risks you should particularly consider before investing in the notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing law	The notes will be, and the indenture under which they will be issued is, governed by and construed in accordance with the laws of the State of New York.

Conflicts of interest

As a result of our intended use of the net proceeds from this offering to repay all or a portion of the outstanding indebtedness under our revolving credit facility and our 4.625% senior notes due 2020, certain of the underwriters and/

or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (conflicts of interest)—Conflicts of interest.”

Summary historical financial information

The following tables set forth our summary historical financial information. The summary historical income statement information for the years ended December 31, 2019, 2018 and 2017 and the summary historical balance sheet information as of December 31, 2019 and 2018 are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical balance sheet information as of December 31, 2017 is derived from our audited consolidated financial statements not incorporated by reference into this prospectus supplement. The summary historical income statement information for the three months ended March 31, 2020 and 2019 and the summary historical balance sheet information as of March 31, 2020 is derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical balance sheet information as of March 31, 2019 is derived from our unaudited condensed consolidated financial statements not incorporated by reference into this prospectus supplement.

The results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the entire year. Our unaudited interim financial statements reflect all adjustments that management considers necessary for a fair statement of the financial position and results of operations as of the dates and for the periods indicated in accordance with U.S. generally accepted accounting principles. Historical results are not necessarily indicative of the results that may be expected for any future period.

The summary historical financial information should be read in conjunction with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which we have filed with the Securities and Exchange Commission (the “SEC”) and which are incorporated by reference into this prospectus supplement.

	Three months ended March 31,		Years ended December 31,
(in millions)	2020	2019	2019	2018	2017
Income statement information:	(unaudited)
Net sales	$1,543	$1,536	$6,209	$6,289	$6,244
Cost of sales	1,220	1,220	4,897	4,921	4,772
Gross profit	323	316	1,312	1,368	1,472
Operating expenses	154	150	610	611	616
Other income, net	2	1	(19)	(10)	(18)
Restructuring/impairment charges	14	4	57	64	38
Operating income	153	161	664	703	836
Financing costs, net	18	22	81	86	73
Other, non-operating expense (income), net	(1)	—	1	(4)	(6)
Income before income taxes	136	139	582	621	769
Provision for income taxes	58	37	158	167	237
Net income	78	102	424	454	532
Less: Net income attributable to non-controlling interests	3	2	11	11	13
Net income attributable to Ingredion	75	100	413	443	519

	March 31,		December 31,
(in millions)	2020	2019	2019	2018	2017
Balance sheet information:	(unaudited)
Total current assets	$2,188	$2,170	$2,160	$2,138	$2,415
Property, plant and equipment—net	2,208	2,208	2,306	2,198	2,217
Total assets	5,952	5,932	6,040	5,728	6,080
Long-term debt	1,871	1,957	1,766	1,931	1,744
Total debt	1,948	2,110	1,848	2,100	1,864
Total Ingredion stockholders’ equity	2,606	2,522	2,720	2,388	2,891
Total equity	2,627	2,544	2,741	2,408	2,917
Additional data:
Depreciation and amortization	$54	$51	$220	$247	$209
Capital expenditures, net of proceeds on disposals	(98)	(80)	(328)	(350)	(314)

Risk factors

An investment in the notes involves significant risks and uncertainties. Before purchasing any notes, you should carefully consider and evaluate all of the information included and incorporated by reference into this prospectus supplement or the accompanying prospectus, including the following risk factors and the information under the heading “Risk Factors” and elsewhere in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which are incorporated by reference into this prospectus supplement. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the notes and the loss of all or part of your investment. In addition, there may be other risks and uncertainties that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks related to our business

The spread of the novel coronavirus, or COVID-19, is adversely affecting, and is expected to continue to adversely affect, demand for our products and our financial results.

In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 100 countries, including every state in the United States. On March 11, 2020 the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19. As it is difficult to predict the progression of the pandemic, including government responses and the timing of recovery, there is a range of potential outcomes for our financial performance in future periods. COVID-19 adversely affected our net sales in our Asia-Pacific segment in the first quarter of 2020, and we are experiencing reductions in the demand for our products throughout our markets in the second quarter of 2020.

Our global operations expose us to risks associated with public health crises, including pandemics such as COVID-19. We continue to monitor the health of the employees in each of our 43 manufacturing facilities, domestically and outside the United States, as COVID-19-related illness at a particular location could impact continued plant operations at that location.

Foreign governmental organizations and governmental organizations at the national, state and local levels in the United States have taken various actions to combat the spread of COVID-19, including imposing stay-at-home orders that effectively close “non-essential” businesses and their operations. Because we manufacture food ingredients, our operations are currently considered “essential” under most current COVID-19 government regulations, thus permitting us to continue operations at our facilities and sales activities consistent with those regulations.

Certain of our customers, however, are deemed to be “non-essential” industries and businesses under governmental regulations. The industries and businesses deemed “non-essential” vary by country and region. For example, Mexico declared one or more brewing producers as “non-essential” industries during the pandemic. Our customers in affected industries are not able to produce goods during the government-mandated closures, which adversely affects customer demand for our products. Further, government-enacted stay-at-home orders have significantly limited the end-consumers’ ability in the United States and foreign markets to purchase certain food or beverage products due to limitations on the operations of restaurants, bars and regionally specific sales channels. We expect that these limitations over time will continue to negatively affect customer demand for our products, further impacting our revenues and our operating results. In addition, any inability by our customers to produce goods may delay our customers’ ability to pay outstanding receivables, which would adversely impact our cash flow from operations and working capital.

In addition, COVID-19 has impacted and may further impact the broader economies of affected countries, including negatively affecting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates, and interest rates. These impacts could have the effect of heightening many of the risks we described in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019. Such risks include, in addition to those described above, negative impacts on our cost of and access to capital, pressure to extend our customers’ payment terms, insolvency of our customers resulting in increased provisions for credit losses, and counterparty failures in our supply chain, customer network or otherwise that would negatively impact our operations. These risks individually and in the aggregate could have a material adverse effect on our operating results, financial condition, cash flows and prospects.

Risks related to the notes

The notes will be our unsecured obligations and will be effectively junior to the existing and future liabilities of our subsidiaries.

The notes will be our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, senior obligations. The notes will not be secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation, reorganization or winding up, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us. At March 31, 2020, we had approximately $1.9 billion of indebtedness outstanding on a consolidated basis, approximately $77 million of which was subsidiary indebtedness that will be structurally senior to the notes.

Your right to receive payments on the notes will be effectively subordinated to the rights of secured creditors.

The notes will not be secured by any of our assets or any of our subsidiaries’ assets. Therefore, the notes will be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness. Our assets securing indebtedness will be subject to the prior claims of our secured creditors. In the event of our bankruptcy, liquidation, reorganization or winding up, our assets that secure debt will be available to pay our other obligations, including the notes, only after all debt secured by those assets has been repaid in full. There can be no assurance that any of our assets will remain following the application to pay such secured debt. If there are any remaining assets, holders of notes will participate in such assets ratably with all remaining unsecured creditors, including trade creditors.

The negative covenants in the indenture governing the notes will provide limited protection to the holders of the notes and may not protect your investment.

The notes will not, and the indenture under which the notes will be issued does not, place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

Furthermore, the indenture governing the notes does not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the market value of the notes. In addition, the indenture governing the notes does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.

Our credit ratings may not reflect all risks of your investments in the notes, and the market value of the notes could decrease if the credit ratings of the notes are lowered or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. The credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Furthermore, these ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency, placed on a so-called “watch-list” for a possible downgrade, or assigned a negative ratings outlook if in such rating agency’s judgment circumstances so warrant. The assignment by a rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including announcements that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes and also increase our borrowing costs.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are new issues of securities for which there currently is no established trading market. We do not intend to list any series of the notes on any securities exchange or apply for quotation on any automated quotation system. While the underwriters of the notes have advised us that they intend to make a market in each series of notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for any series of notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We may redeem your notes at our option, which may adversely affect your return.

As described under “Description of the notes—Optional redemption,” we will have the option to redeem the notes of any series in whole at any time or from time to time in part. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the series of notes redeemed.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings, in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms, or at all.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a Change of Control Repurchase Event (as defined under “Description of the notes—Definitions”) with respect to a series of notes, unless we have exercised our option to redeem all notes of such series, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. If we experience a Change of Control Repurchase Event with respect to one or more series of notes, we might not have sufficient financial resources available to satisfy our obligations to repurchase such series of notes. Our failure to repurchase a series of notes as required under the terms of that series of notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the notes—Repurchase upon change of control repurchase event.”

An increase in market interest rates could result in a decrease in the market value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Use of proceeds

The net proceeds to us from the sale of the notes will be approximately $                million after deducting the underwriting discounts and other estimated expenses of the offering payable by us. We intend to use the net proceeds of this offering to repay all or a portion of the outstanding indebtedness under our senior, unsecured $1 billion revolving credit facility and our 4.625% senior notes due 2020 (the “2020 notes”).

As of March 31, 2020, we had approximately $312 million of indebtedness outstanding under our revolving credit facility, which accrued interest at a weighted average annual rate of 2.07%. The revolving credit facility matures on October 11, 2021, subject to extension.

As of March 31, 2020, we had $400 million aggregate principal amount outstanding under the 2020 notes, which mature on November 1, 2020.

The net proceeds not used to repay outstanding indebtedness referred to above will be used for general corporate purposes, including:

•	to repay other indebtedness;

•	to meet our working capital requirements;

•	for capital expenditures; and

•	to invest in our subsidiaries.

We will temporarily invest any net proceeds not used immediately in short-term, interest-bearing obligations.

As a result of our intended use of the net proceeds from this offering to repay all or a portion of the outstanding indebtedness under our revolving credit facility and the 2020 notes, certain of the underwriters and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (conflicts of interest)—Conflicts of interest.”

Capitalization

The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of the notes in this offering.

	March 31, 2020
(unaudited, in millions)	Actual	As adjusted
Cash and cash equivalents	$278	$
Total short-term debt	77		77

Long-term debt:
Revolving credit facility	312		312
Term loan	405		405
4.625% Senior Notes due 2020	400		400
3.20% Senior Notes due 2026	497		497
6.625% Senior Notes due 2037	253		253
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
Fair value adjustment related to hedged fixed rate debt instruments	4		4

Total long-term debt	1,871
Share based payments subject to redemption	23		23
Ingredion stockholders’ equity:
Common stock (par value $0.01)	1		1
Additional paid-in capital	1,142		1,142
Less: Treasury stock at cost	(1,028)		(1,028)
Accumulated other comprehensive loss	(1,322)		(1,322)
Retained earnings	3,813		3,813
Total Ingredion stockholders’ equity	2,606		2,606
Non-controlling interests	21		21

Total capitalization	$4,521	$

Description of the notes

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of the “debt securities” set forth in the section of the accompanying prospectus entitled “Description of Debt Securities,” to which reference is made.

The notes will be issued under an indenture dated as of August 18, 1999 between us and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the “Trustee”). We will offer the 20    notes and the 20    notes as separate series under the indenture. Each series of notes will be issued under, and will be subject to the terms of, a supplemental indenture entered into by us and the Trustee pursuant to the indenture.

We have summarized selected provisions of the indenture and each series of notes below. This summary is not complete and is qualified in its entirety by reference to the indenture. If you would like more information on the provisions of the indenture, you should review the indenture, which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. You should carefully read the summary below, the accompanying prospectus and the provisions of the indenture before investing in the notes.

References in this section of the prospectus supplement to “Ingredion,” the “Company,” “we,” “us” and “our” are only to Ingredion Incorporated, the issuer of the notes, and not to its subsidiaries.

General

The 20    notes will mature on             , 20    . The 20     notes will bear interest at the rate of    % per year, payable semi-annually in arrears on              and              of each year, commencing             , 2020.

The 20    notes will mature on             , 20    . The 20     notes will bear interest at the rate of    % per year, payable semi-annually in arrears on             and              of each year, commencing             , 2020.

Interest on the notes will accrue from May    , 2020. Interest will be paid to the person in whose name the note is registered, subject to certain exceptions as provided in the indenture, at the close of business on the              or             , as the case may be, immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

The notes will be unsecured obligations of the Company and will rank equally in right of payment with all of our other existing and future unsecured, senior indebtedness. The notes will be effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary upon its bankruptcy, liquidation, reorganization or winding up is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary becomes subject to bankruptcy, liquidates or reorganizes, or winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. At March 31, 2020, we had approximately $1.9 billion of indebtedness outstanding on a consolidated basis, none of which was secured indebtedness and approximately $77 million of which was subsidiary indebtedness that will be structurally senior to the notes.

The indenture does not limit the amount of unsecured notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, “reopen” any series of notes offered hereby by issuing additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the notes of such series. Any additional notes having such similar terms, together with such series of notes, will constitute a single series of securities under the indenture, provided that if such additional notes are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes, such additional notes shall have separate CUSIP, ISIN and other identifying numbers.

Any payment otherwise required to be made in respect of the notes on a date that is not a business day for the notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of such delayed payment. A business day is defined in the indenture as a day other than a Saturday, Sunday or other day on which banking institutions in New York City, or any other city in which the paying agent is being utilized, are authorized or obligated by law or executive order to close.

The notes will be issued only in fully registered form without coupons and in denominations of $2,000 or in integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Except as described in the accompanying prospectus under “Description of Debt Securities—Book-Entry,” the notes will not be issuable in certificated form.

Optional redemption

At any time and from time to time, in the case of the 20     notes, prior to             , 20     (the date that is              months prior to their maturity date) (the “20     Par Call Date”), and, in the case of the 20    notes, prior to             , 20     (the date that is              months prior to their maturity date) (the “20     Par Call Date”), the 20     notes and the 20     notes will be redeemable at our option at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

(i) in the case of the 20     notes, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the 20     Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus              basis points, and (ii) in the case of the 20     notes, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the redemption date to the 20     Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus              basis points;

plus, in each case, accrued and unpaid interest to, but excluding, the redemption date of the notes to be redeemed.

At any time and from time to time on or after the 20     Par Call Date, we may redeem the 20     notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 20     notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

At any time and from time to time on or after the 20     Par Call Date, we may redeem the 20     notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 20     notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

For purposes of our option to redeem a series of notes:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed, calculated, (i) in the case of the 20    notes, as if the maturity date of such notes were the 20    Par Call Date, and (ii) in the case of the 20    notes, as if the maturity date of such notes were the 20    Par Call Date (in the case of each of the 20     notes and the 20     notes, the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of the applicable series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we are provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, which we refer to as a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be sent (or, in the case of global securities, delivered in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the series of notes to be redeemed (which notice, so long as such series of notes is represented by a global security, will be given to DTC (or its nominee) or a successor depositary (or its nominee)). Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the series of notes or portions thereof called for redemption. If less than all of the notes of a series are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Sinking fund

The notes will not be entitled to any sinking fund.

Repurchase upon change of control repurchase event

If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, unless we have exercised our option to redeem all notes of such series as described above, we will be required to make an offer to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder of the notes of such series (or, in the case of global securities, give notice in accordance with DTC’s procedures), with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

Holders electing to have a note or portion thereof repurchased in connection with a Change of Control Repurchase Event will be required to surrender the note (which, in the case of global securities, must be made in accordance with the procedures of DTC, as depositary for the notes) to the Trustee under the indenture (or to such other person as may be designated by us for such purpose) as provided in the applicable notice prior to the close of business on the third business day immediately preceding the payment date for such Change of Control Repurchase Event and to comply with other procedures and requirements set forth in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of a series of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (equal to $2,000 or in integral multiples of $1,000 in excess thereof) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

Interest on the notes and portions of a note properly tendered for repurchase pursuant to a Change of Control Repurchase Event and not withdrawn will cease to accrue on and after the payment date for such Change of Control Repurchase Event, unless we shall have failed to accept such notes and such portions of notes for payment or failed to deposit the aggregate purchase price in respect thereof in accordance with the immediately preceding paragraph.

The paying agent will promptly mail to each holder of notes properly tendered the repurchase price for the notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our obligation to purchase notes tendered by holders following a Change of Control Repurchase Event may not provide holders of notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us that could adversely affect holders of the notes. Also, the definition of “Change of Control” (see “—Definitions—Change of Control” below) includes the concept of the sale, transfer, conveyance or disposition of “all or substantially all” of the properties or assets of us and our subsidiaries, taken as a whole. There is no precise definition of “all or substantially all” under applicable law and only limited case law interpreting that phrase. Therefore, our obligation to offer to repurchase the notes as a result of a disposition of less than all of our properties and assets on a consolidated basis may be uncertain.

To the extent that we are required to offer to repurchase a series of notes upon the occurrence of a Change of Control Repurchase Event, we may have a similar obligation with regard to certain of our other indebtedness. We may not have sufficient funds to repurchase such notes and such other indebtedness for cash at that time. In addition, our ability to repurchase such notes or such other indebtedness for cash may be limited by law or the terms of other agreements relating to our indebtedness that is outstanding at the time. The failure to make a required repurchase of notes would result in a default under the indenture.

The Change of Control Repurchase Event covenant shall cease to be applicable to the notes and we shall be released from our obligations thereunder with respect to the notes (and any failure by us to comply therewith shall not constitute a default or event of default under the indenture) if we shall have effected “legal defeasance,” “covenant defeasance” or “satisfaction and discharge” (as those terms are defined in the accompanying prospectus under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” and “—Satisfaction and Discharge”) with respect to the notes.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. In the future, we could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings and adversely affect the value of the notes.

Definitions

For purposes of our repurchase obligation with respect to a series of notes upon the occurrence of a Change of Control Repurchase Event:

“Below Investment Grade Rating Event” means, with respect to a series of notes, such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ingredion and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Ingredion or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock.

“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” means Ingredion capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Ingredion, even if the right so to vote has been suspended by the happening of such a contingency.

Events of default

With respect to each of the 20     notes and the 20     notes, “Events of Default” means any one of the following events which shall have occurred and be continuing:

•	default in the payment of any interest upon any of the notes of such series when due that continues for 30 days after payment is due;

•	default in the payment of all or any part of the principal of (or premium, if any, on) any of the notes of such series when due;

•	default in the deposit of any sinking fund or analogous payment in respect of the notes of such series when due;

•

default in the performance, or breach, of any covenant or warranty in the notes of such series or in the indenture (other than as elsewhere specifically provided for) and continuance of such default or breach for a period of 90 days after there has been given to us by the Trustee or to us and the Trustee by the holders of not less than 25% in aggregate principal amount of the notes of all series then outstanding affected thereby a written notice specifying such default or breach and requiring it to be remedied;

•

default in the payment when due of any scheduled principal on any Indebtedness (as defined in the indenture) at maturity having an aggregate principal amount outstanding of at least $100 million or its equivalent in another currency (but excluding Indebtedness evidenced by the notes or otherwise arising under the indenture);

•

a default in the performance of any other term or provision of any such Indebtedness which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within the later of (x) the period specified in such instrument and (y) 15 days after written notice to us by the Trustee or holders of at least 25% of the aggregate principal amount of the notes of such series then outstanding; or

•	certain events of bankruptcy, insolvency or reorganization involving us.

Defeasance

The notes are subject to legal defeasance and covenant defeasance as described under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” in the accompanying prospectus.

Reports

As long as any notes are outstanding, we will file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute the filing of such reports, information and documents with the Trustee so long as we provide a physical or electronic copy thereof to the Trustee promptly following a request therefor from the Trustee.

Material U.S. federal income tax considerations

The following discussion summarizes the material United States federal income tax considerations of the purchase, ownership and disposition of the notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions in effect as of the date of this prospectus supplement, any of which subsequently may be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in United States federal income tax consequences different from those discussed below.

The following discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, insurance companies, dealers in securities or currencies, partnerships or other pass-through entities, expatriates, tax-exempt organizations, persons holding the notes as part of a straddle, hedge, conversion or constructive sale, or other integrated transaction for tax purposes, regulated investment companies, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities, former citizens or residents of the United States, accrual method taxpayers that are required to recognize income for United States federal income tax purposes no later than when such income is taken into account in applicable financial statements, and “United States Holders” (as defined below) with a functional currency other than the U.S. dollar. In addition, this summary deals only with a note held as a “capital asset” within the meaning of Section 1221 of the Code by a beneficial owner who purchases the note on original issuance at the first price at which a substantial amount of the notes of that series are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” Moreover, the effect of any alternative minimum tax, the Medicare tax on investment income, applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed.

As used herein, “United States Holder” means a beneficial owner of notes who or that is:

(1)

an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

(2)

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4)

a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

As used herein, a “non-United States Holder” means a beneficial owner of notes, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, then the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership, and partners in such partnership, are urged to consult their tax advisers about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISERS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Contingent payments

In certain circumstances (see “Description of the notes—Repurchase upon change of control repurchase event”), we may be obligated to pay amounts on the notes that are in excess of stated interest on or principal of the notes. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the notes and therefore that these provisions do not cause the notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. Additional income, however, will be recognized by a holder of notes if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders

Interest

Interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that it is paid or accrued, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

This discussion assumes that the notes of each series will be issued with less than a de minimis amount of original issue discount. If, however, the principal amount of the notes of any series exceeds their issue price by at least a de minimis amount, as determined under applicable Treasury Regulations, a United States Holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, retirement, redemption or other taxable disposition of a note

A United States Holder of a note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such note in an amount equal to the difference between:

(1)

the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income); and

(2)	the United States Holder’s adjusted tax basis in such note, which will, in general, be the price paid for the note by the United States Holder.

Any gain or loss recognized on a taxable disposition of such note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the note has been held by the United States

Holder for more than one year. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate United States Holders (including individuals), long-term capital gain generally is subject to United States federal income taxation at preferential rates. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

Interest

Subject to the discussion below of backup withholding and FATCA (as defined below), interest paid to a non-United States Holder of the notes will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

(1)	the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

(2)	the non-United States Holder is not:

(A)	a controlled foreign corporation that is related to us through stock ownership, or

(B)	a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(3)

the beneficial owner of the note provides a certification, signed under penalties of perjury, that it is not a United States person, which certification generally is made on an IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute form.

Interest paid to a non-United States Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business (or, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment) will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-United States Holder generally will be subject to tax in the same manner as a United States Holder with respect to interest, at regular graduated United States federal income tax rates, and such non-United States Holder generally will be exempt from the 30% withholding tax provided the certification requirements discussed below are satisfied, if such amounts are effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty requires, such interest is attributable to a United States permanent establishment maintained by the non-United States Holder. Such effectively connected income received by a non-United States Holder which is a corporation may be subject in some circumstances to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-United States Holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or IRS Form W-8ECI or a suitable substitute form stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, as applicable. Such certificate must contain, among other information, the name and address of the non-United States Holder. These forms may be required to be periodically updated. In some circumstances, in lieu of providing an IRS Form W-8BEN or W-8BEN-E, as applicable, the non-United States Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in a foreign country in order to claim treaty benefits.

Special procedures relating to United States withholding taxes are provided under applicable Treasury Regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Non-United States Holders are urged to consult their tax advisers regarding applicable income tax treaties, which may provide different rules.

Sale of notes

Subject to the discussion of backup withholding and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of a note unless:

(1)	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met; or

(2)

the gain is effectively connected with the conduct of a trade or business of the non-United States Holder in the United States and, if an applicable tax treaty requires, such gain is attributable to a United States permanent establishment maintained by such holder.

A non-United States Holder described in clause (2) above generally will be subject to tax with respect to such gain in the same manner as a United States Holder. In some circumstances, a non-United States Holder which is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income. If a non-United States Holder is an individual described in clause (1) above, such holder will be subject to a flat 30% tax on the gain derived from the sale or exchange, which may be offset by United States source capital losses, even though such holder is not considered a resident of the United States. Amounts attributable to accrued but unpaid stated interest realized on the sale or exchange of a note will be subject to the rules applicable to interest, as described in “—Interest” above.

Information reporting and backup withholding

Certain United States Holders may be subject to information reporting requirements on payments of principal and interest on a note and payments of the proceeds of the sale of a note, and backup withholding tax at the applicable rate may apply to such payments if the United States Holder:

(1)	fails to furnish an accurate taxpayer identification number, or TIN, or certification of exempt status to the payor in the manner required;

(2)	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

(3)	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

A non-United States Holder generally is not subject to backup withholding on payment of interest if it certifies as to its status as a non-United States Holder under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-United States Holders. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States Holder resides.

The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States Holder status under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, and the broker does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

(1)	a controlled foreign corporation for United States federal income tax purposes;

(2)

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

(3)	a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-United States Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of notes are urged to consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may be imposed on payments of interest on, and, subject to the proposed Treasury Regulations discussed below, payments of gross proceeds from the sale or other disposition of, notes made to a “foreign financial institution” or a “non-financial foreign entity” (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless:

(1)	in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations;

(2)

in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements; or

(3)	the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other matters, that it undertake to identify accounts held by certain “United States persons” or “United States owned foreign entities” (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA generally would have applied to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-United States Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisers regarding the consequences and application of the rules under FATCA.

Underwriting (conflicts of interest)

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
HSBC Securities (USA) Inc.
Mizuho Securities USA LLC

Total	$	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of         % and         % of the principal amount of the 20    notes and the 20    notes, respectively. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of        % and         % of the principal amount of the 20    notes and the 20    notes, respectively, to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per 20 note		%
Per 20 note		%
Total	$

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $            .

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are new issues of securities for which there is currently no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so. The underwriters may discontinue any market making in any series of the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for any series of the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Relationships

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In addition, in the ordinary course of their respective businesses, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC or the other underwriters are parties to and/or lenders under certain of our credit facilities, including our senior, unsecured $1 billion revolving credit facility. Our credit facilities were negotiated on an arms-length basis and contain customary terms pursuant to which the lenders receive customary fees.

Conflicts of interest

As a result of our intended use of the net proceeds from this offering to repay all or a portion of the outstanding indebtedness under our revolving credit facility and our 4.625% senior notes due 2020, certain of the underwriters and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities.

Extended settlement

Delivery of the notes is expected to be made against payment for the notes on May    , 2020, which will be the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+3, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisers.

Selling restrictions

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the notes described herein are being distributed only to, and are directed only at, persons outside the United Kingdom or, if in the United Kingdom, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents. The notes are not being offered to the public in the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the Securities and Futures Act), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Part 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(i)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(ii)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(iii)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(iv)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(v)	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Legal matters

The validity of the notes will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. The underwriters are being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated balance sheets of Ingredion Incorporated and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income (loss), equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases effective January 1, 2019 due to the adoption of the Accounting Standards Update 2016-02, Leases (Topic 842), and its subsequent amendments.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus supplement:

•

Annual Report on Form 10-K for the year ended December  31, 2019 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2020 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

•	Current Report on Form 8-K filed on April 9, 2020.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

Attention: Corporate Secretary

Telephone: (708) 551-2600

PROSPECTUS

Ingredion Incorporated

Debt Securities

This prospectus contains a general description of the debt securities Ingredion Incorporated may offer for sale from time to time. We will describe the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference into this prospectus and any prospectus supplement, before you invest.

This prospectus may not be used to offer to sell any debt securities unless accompanied by a prospectus supplement.

We may sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such debt securities and the net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

The mailing address of our principal executive offices is 5 Westbrook Corporate Center, Westchester, Illinois 60154. The telephone number at that address is (708) 551-2600.

Investing in our debt securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2019.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus and the applicable prospectus supplement or any related free writing prospectus we authorize that supplements this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since any such date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may sell debt securities under this prospectus at any time and from time to time in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities and the offering. The prospectus supplement also may add, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with any documents incorporated by reference herein or therein. See “Where You Can Find More Information” for information about how you can obtain or view copies of incorporated documents.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document referred to are not necessarily complete. For each such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “Ingredion,” “the Company,” “we,” “us” and “our” refer to Ingredion Incorporated and its subsidiaries. References to “$” are to United States dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements.

These forward-looking statements include, among other things, any statements regarding our future financial condition, earnings, revenues, tax rates, capital expenditures, cash flows, expenses or other financial items, any statements concerning our prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “propels,” “opportunities,” “potential,” “provisional” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this prospectus or the documents incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement are “forward-looking statements.”

These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including:

•	changing consumption preferences, including those relating to high fructose corn syrup;

•

the effects of global economic conditions, including, particularly, economic, currency and political conditions in South America and economic and political conditions in Europe, and their impact on our sales volumes and pricing of our products;

•	our ability to collect our receivables from customers and our ability to raise funds at reasonable rates;

•	future financial performance of major industries that we serve, including, without limitation, the food, beverage, paper and corrugated, and brewing industries;

•	fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations;

•	genetic and biotechnology issues;

•	our ability to develop or acquire new products and services at rates or of qualities sufficient to meet expectations;

•

availability of raw materials, including corn, including the impact of excess precipitation in the U.S. corn-planting season, potato starch, tapioca, gum Arabic and also the specific varieties of corn upon which some of our products are based;

•	fluctuations in the markets and prices for our co-products, particularly corn oil;

•	fluctuations in aggregate industry supply and market demand;

•	the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates;

•	volatility and turmoil in the capital markets;

•	the commercial and consumer credit environment;

•	general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products;

•	energy costs and availability;

•	freight and shipping costs;

•	changes in regulatory controls regarding quotas;

•	tariffs, duties, taxes and income tax rates, particularly United States tax reform enacted in 2017;

•	operating difficulties;

•	energy issues in Pakistan;

•	boiler reliability;

•	our ability to effectively integrate and operate acquired businesses;

•	our ability to achieve budgets and to realize expected synergies;

•	our ability to achieve expected savings under our Cost Smart program;

•	our ability to complete planned maintenance and investment projects successfully and on budget;

•	labor disputes;

•	increased competitive and/or customer pressure in the corn-refining industry; and

•	the outbreak or continuation of serious communicable disease or hostilities, including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see the information described below under the heading “Risk Factors.”

THE COMPANY

We are a leading global ingredients solutions provider. We turn corn, tapioca, potatoes, grains, fruits and vegetables into value-added ingredients and biomaterials for the food, beverage, paper and corrugating, brewing, pharmaceutical, textile and personal care industries, as well as the global animal feed and corn oil markets.

Our product lines include starches and sweeteners, animal feed products and edible corn oil. Our starch-based products include both food-grade and industrial starches, and biomaterials. Our sweetener products include glucose syrups, high maltose syrups, high fructose corn syrup, caramel color, dextrose, polyols, maltodextrins, and glucose and syrup solids.

We believe our approach to production and service, which focuses on local management and production improvements of our worldwide operations, provides us with a unique understanding of the cultures and product requirements in each of the geographic markets in which we operate, bringing added value to our customers through innovative solutions. At the same time, we believe that our corporate functions allow us to identify synergies and maximize the benefits of our global presence.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois 60154 and our telephone number at that address is (708) 551-2600.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference into this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by subsequent quarterly and current reports and other information we file with the SEC that are incorporated by reference herein or into the applicable prospectus supplement. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.

The risks we describe are not the only ones we face. Additional risks not known to us or that we deem immaterial also may impair our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the debt securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the debt securities described in this prospectus for general corporate purposes, including:

•	to repay or refinance debt;

•	to finance acquisitions;

•	to meet our working capital requirements;

•	for capital expenditures; and

•	to invest in our subsidiaries.

Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of August 18, 1999 between us and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee. We refer to this indenture, as supplemented and modified from time to time, as the “indenture.” We refer to The Bank of New York Mellon Trust Company, N.A., or any successor trustee under the indenture, as the “trustee.” References to “debt securities” are references to the debt securities that may be issued under the indenture.

The following description of Ingredion’s debt securities to be issued under the indenture summarizes the general terms and conditions of our debt securities to which the applicable prospectus supplement may relate. This summary is not complete and is subject to, and qualified in its entirety by reference to, the text of the indenture. If you would like more information about the provisions of the indenture, you should review the text of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture before investing in our debt securities.

References in this section of the prospectus to “Ingredion,” the “Company,” “we,” “us” and “our” are only to Ingredion Incorporated, the issuer of the debt securities, and not to its subsidiaries.

General

The terms of any series of debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the indenture relating to that series. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

We may issue debt securities, at any time and from time to time, in one or more series without limitation on the aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of debt securities of any series outstanding, “reopen” that series of debt securities by issuing additional debt securities of that series having the same ranking, interest rate, maturity and other terms as the debt securities of that outstanding series (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue). Any such additional debt securities will constitute part of the same series as such outstanding debt securities, except that any such additional debt securities that are not fungible for U.S. federal income tax purposes with the outstanding debt securities will be issued with a different CUSIP number.

The debt securities will be unsecured and will rank equally with all our unsecured and unsubordinated indebtedness.

A supplement to this prospectus will describe specific terms relating to the series of debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series;

•

the interest rate or rates, if any (which may be fixed or variable), or the formula or method by which interest shall accrue, the dates from which interest will accrue, the interest payment dates and corresponding record dates, and whether we may defer interest payments;

•	the stated maturity of the debt securities;

•	whether, and the terms on which, the debt securities may be redeemed by us;

•	whether, and the terms on which, the holders will have the right to cause us to repurchase the debt securities;

•	whether there will be a sinking, purchase or analogous fund;

•	the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity thereof upon an Event of Default under the indenture;

•	the denominations in which the debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	the form used to evidence ownership of the debt securities;

•	whether the debt securities are convertible;

•	the manner and place of payment of principal (and premium, if any) and interest;

•	additional offices or agencies for registration of transfer and exchange and for payment of the principal, premium (if any) and interest;

•	whether the debt securities will be registered or unregistered, and the circumstances upon which such debt securities may be exchanged for debt securities issued in a different form (if any);

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for such global securities and the circumstances upon which global securities may be exchanged for debt securities issued in a different form (if any);

•

if denominated in a currency other than United States dollars, the currency or currencies, or currency unit or currency units, in which the debt securities will be denominated, or in which payments of the principal, premium (if any) and interest will be made and the circumstances in which the currency of payment may be changed (if any);

•

if we or a holder may elect to have the payments of the principal, premium (if any) or interest made in a currency or currency units other than that in which the debt securities are denominated or payable, the terms and conditions upon which such an election may be made;

•

if the payments of principal, premium (if any) or interest may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, how those amounts will be determined;

•	whether defeasance provisions will not apply; and

•	any other terms of the debt securities not inconsistent with the terms of the indenture.

Each prospectus supplement also will describe any special provisions for payment of additional amounts with respect to debt securities of any series.

Each series of debt securities will be a new issue with no established trading market. There can be no assurance that there will be a liquid trading market for the debt securities.

We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used by us to satisfy any sinking fund or redemption requirements.

Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in a prospectus supplement.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry Issuance, Clearance and Settlement” below.

Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period of 15 days next preceding the mailing of a notice of redemption of such series or (ii) to register the transfer of or exchange any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in Chicago, Illinois or New York, New York, or at such other locations as we may from time to time designate for any series of debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. We also may maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the indenture.

We will give written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee under the indenture as our agent to receive all presentations, surrenders, notices and demands with respect to a series of debt securities. Unless otherwise specified in the applicable prospectus supplement, the applicable trustee’s corporate trust office in the Borough of Manhattan, The City of New York will be the office at which such presentations, surrenders, notices and demands may be made.

The principal of, premium, if any, and interest on the debt securities of any series will be payable at the office or agency maintained by us for that purpose, except that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer to an account maintained by the payee located in the United States.

Certain Covenants

The covenants summarized in this section apply to all debt securities unless a prospectus supplement indicates otherwise. Certain terms used in the following description of the covenants are defined under the heading “—Certain Definitions” below.

Limitations on Secured Debt. If we or any Tax Consolidated Subsidiary directly or indirectly creates or incurs Indebtedness secured by a Lien on Principal Property (including Capital Stock or indebtedness of any Subsidiary) owned by us, we are required concurrently to secure the debt securities then outstanding (together with, if we so determine, any other Indebtedness of or guaranteed by us ranking equally with such outstanding debt securities) equally and ratably with (or, at our option, prior to) such secured debt.

With specified exceptions, the indenture permits us to create the following types of Liens, which the indenture refers to as “Permitted Encumbrances,” among others, without securing the debt securities:

•	Liens existing at the time of acquisition of the affected property, or purchase money Liens incurred at the time of or within 270 days after the acquisition of such property;

•

Liens on property of a Person existing at the time such Person is merged into or consolidated with or purchased by us or a Tax Consolidated Subsidiary, or Liens resulting from such merger, consolidation or purchase;

•	Liens existing on the date of the indenture;

•	Liens in favor of a government or governmental entity to secure payments or other obligations pursuant to any contract or statute;

•	Liens to secure Indebtedness incurred to finance the acquisition, construction or improvement of the property subject to such Liens;

•	certain statutory or similar Liens arising in the ordinary course of business;

•	certain Liens for taxes, assessments or governmental charges or levies;

•	Liens (including judgment Liens) arising in connection with legal proceedings; and

•	certain extensions, renewals or replacements of any Liens referred to above.

Limitations on Sale and Leaseback Transactions. We and our Tax Consolidated Subsidiaries may not sell or transfer any property in connection with an arrangement providing that we or a Tax Consolidated Subsidiary will enter into a lease of such property as lessee (except for certain temporary leases for a term, including renewals, not exceeding five years) unless any one of the following is true with respect to such a “Sale and Leaseback Transaction”:

•	the Sale and Leaseback Transaction is entered into to finance all or any part of the purchase price of property acquired or constructed by us or a Tax Consolidated Subsidiary;

•

the Sale and Leaseback Transaction involves the property of a Person that is merging into or consolidating with us or one of our Tax Consolidated Subsidiaries or that is selling, leasing or otherwise disposing of its properties as an entirety or substantially as an entirety to us or one of our Tax Consolidated Subsidiaries;

•

the Sale and Leaseback Transaction involves a government or governmental entity as the lessor and is entered into to secure payments or other obligations under Indebtedness incurred to finance all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction;

•	the Sale and Leaseback Transaction involves an extension, renewal or replacement of a lease pursuant to a Sale and Leaseback Transaction referred to above; or

•

the Sale and Leaseback Transaction results in net proceeds which are at least equal to the fair value (as determined by our board of directors) of the property leased in such Sale and Leaseback Transaction, so long as, within 120 days after the effective date of such Sale and Leaseback Transaction, we or a Tax Consolidated Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction either to (i) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function or (ii) the retirement or repayment of (a) the debt securities of any series, (b) other Funded Debt of the Company that ranks prior to or on a parity with the debt securities of any series, (c) indebtedness of any Subsidiary maturing more than one year from its date of issuance or (d) or preferred stock of any Subsidiary.

Exempted Secured Debt and Sale and Leaseback Transactions. Notwithstanding the limitations on secured debt and Sale and Leaseback Transactions described above, we and our Tax Consolidated Subsidiaries may create or incur Indebtedness secured by a Lien on Principal Property without securing the debt securities, or may enter into Sale and Leaseback Transactions without retiring Funded Debt or other specified obligations, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all such Indebtedness (excluding Indebtedness secured by Permitted Encumbrances) and the aggregate amount of capitalized rent (as calculated pursuant to the indenture) in respect of all such Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions of the type set forth in the bullet points under the heading “—Limitations on Sale and Leaseback Transactions” above) does not at any such time exceed 10% of our Consolidated Net Tangible Assets.

Merger, Consolidation and Sale of Assets. We may not consolidate with, or merge into, or sell, lease or convey all or substantially all of our assets to any other Person, unless:

•

either the Company is the continuing corporation, or the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or conveyance all or substantially all of our assets is a corporation organized and existing under the laws of the United States, the United Kingdom, Italy, France, Germany, Japan or Canada, or any political subdivision or state of any such country, and such corporation expressly assumes all of our obligations under the debt securities and under the indenture; and

•

immediately after giving effect to such merger, consolidation, sale, lease or conveyance, no Event of Default under the indenture or no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing.

Further, we may not enter into such a consolidation, merger, sale, lease or conveyance if, as a result of such a transaction, any property owned by the Company or a Subsidiary immediately prior thereto would be subject to a lien, unless (i) simultaneously therewith or prior thereto effective provision is made for the securing (equally and ratably with any other indebtedness of or guaranteed by the Company then entitled thereto) of the due and punctual payment of the principal of and interest on all of the debt securities of any series equally and ratably with (or prior to) the debt secured by such lien or (ii) the Company would be permitted to create such a lien pursuant to provisions of the indenture without equally and ratably securing the debt securities of any series.

If we sell, lease or convey substantially all our assets and the purchaser or lessee assumes our obligations under the indenture, we will be discharged from all obligations under the indenture and the debt securities.

Certain Definitions

Set forth below is a summary of certain defined terms as used in the indenture. See Article One of the indenture for the full definition of all such terms.

“Capital Stock” means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

“Consolidated Net Tangible Assets” means the aggregate amount of all assets (less depreciation, valuation and other reserves and items deductible therefrom under generally accepted accounting principles) after deducting therefrom (i) all goodwill, patents, trademarks and other like intangibles and (ii) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at our option for a time more than twelve months after the time as of which the amount thereof is being computed or which are backed by any instruments or agreements which by their terms are extendible or renewable at our option for a time more than twelve months after the time as of which the amount thereof is being computed, including, without limitation, commercial paper obligations which may be repaid out of borrowings under a credit facility), as set forth on the most recent quarterly balance sheet of us and our Tax Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Indebtedness” means with respect to any Person (i) any liability of such Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing and located in the United States, owned or leased (under capital lease) by us or a Tax Consolidated Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by outstanding obligations issued by a state, a territory or a possession of the United States, or any political subdivision or authority of any of the foregoing, or the District of Columbia, or (ii) which, in the reasonable opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

“Tax Consolidated Subsidiary” means a Subsidiary with which we would be entitled to file a consolidated federal income tax return.

Events of Default

Under the indenture, “Event of Default” means, with respect to any series of debt securities, any one of the following events which shall have occurred and be continuing:

•	default in the payment of any interest upon any of the debt securities of such series when due that continues for 30 days after payment is due;

•	default in the payment of all or any part of the principal of (or premium, if any, on) any of the debt securities of such series when due;

•	default in the deposit of any sinking fund or analogous payment in respect of the debt securities of such series when due;

•

default in the performance, or breach, of any covenant or warranty in the debt securities of such series or in the indenture (other than as elsewhere specifically provided for) and continuance of such default or breach for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of all series then outstanding affected thereby a written notice specifying such default or breach and requiring it to be remedied;

•

failure by us or any of our Subsidiaries to pay when due any principal or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $25 million in the aggregate (but excluding Indebtedness evidenced by the debt securities or otherwise arising under the indenture (the “other Indebtedness”)), and the continuation of such failure after the applicable grace period, if any, specified in the agreement or instrument relating to such other Indebtedness, or

•

the occurrence or existence of any other event or condition under any agreement or instrument relating to any such other Indebtedness that continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such other Indebtedness, or

•

the declaration that any such other Indebtedness is due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such other Indebtedness shall be made required to be made, in each case prior to the stated maturity thereof;

•	certain events of bankruptcy, insolvency or reorganization involving us; or

•	any other Event of Default described in the applicable prospectus supplement.

In general, the trustee must give both us and you notice of a default for the debt securities you hold. The trustee may withhold notice to you (except defaults as to payment of principal, premium or interest) if it determines that the withholding of such notice is in the interest of the holders affected by the default.

If an Event of Default shall have occurred and is continuing with respect to debt securities of any series, then, unless the principal of all of the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, by written notice to us (and to the trustee if given by such holders), may declare the entire principal of (and premium, if any, on) and accrued interest on such series of debt securities to be due and payable immediately, and, upon such declaration, such principal, (premium, if any) and accrued interest shall become immediately due and payable. Upon certain conditions, such declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of (and premium, if any, on) and interest on such series of debt securities) may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee upon the occurrence of a default to act with the required standard of care, to be indemnified by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request, order or direction of the holders of such debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee, provided that:

•	such direction does not conflict with any rule of law or the indenture;

•	the trustee may take any other action that is not inconsistent with such direction; and

•

the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of the affected series not joining in the giving of such direction.

The indenture limits the right to institute legal proceedings. No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, or for any remedy under the indenture, unless:

•	such holder shall have previously given written notice of a continuing Event of Default to the trustee;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute such proceeding as trustee;

•	the trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

Notwithstanding any provision in the indenture or any series of debt securities, any right of a holder of any debt security to receive payment of the principal of (and premium, if any) and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

The indenture contains a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants under the indenture or setting forth the circumstances of any failure to so comply and the steps taken or proposed to be taken to eliminate such failure.

Modification of the Indenture

With the consent of the holders of not less than a majority in aggregate principal amount of a series of debt securities outstanding, we may modify the indenture by entering into a supplemental indenture that will then be binding upon the debt securities of such series. However, without the consent of the holder of each debt security so affected, no changes to a series of debt securities may be made that:

•	extends the final maturity date thereof;

•	reduces the principal amount thereof;

•	reduces the rate or extends the time of payment of interest thereon;

•	reduces any premium payable upon the redemption thereof;

•	reduces the amount of an original issue discount security that would be payable upon acceleration of the maturity thereof; or

•	changes the currency in which the debt security is payable.

Without the consent of the holders of all debt securities of the affected series, we may not reduce from a majority in aggregate principal amount of debt securities of such series the amount of such debt securities the consent of the holders of which is required for any such supplemental indenture.

We may modify the indenture by entering into a supplemental indenture that will then be binding upon the debt securities of a series without the consent of the holders of such series to make the following changes, among others:

•	add covenants, restrictions, conditions or provisions for the protection of holders of debt securities of any or all series;

•	change or eliminate any provision of the indenture so long as any such change or elimination would not adversely affect such provision as applied to an outstanding series of debt securities;

•

cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or such supplemental indenture; and

•	make such other provisions in regards to matters or questions arising under the indenture as shall not adversely affect the interests of holders of debt securities of any series.

Defeasance of Debt Securities and Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to each series of debt securities.

Legal Defeasance. The indenture provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be deemed to have been discharged from our obligations with respect to all outstanding debt securities of such series on the date those conditions are satisfied. This means that we will be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities and to have satisfied all our other obligations under such outstanding debt securities and, insofar as such debt securities are concerned, the indenture, except for:

•

the rights of holders of outstanding debt securities of such series to receive, solely from the trust fund described in clause (a) under the heading “—Conditions to Legal Defeasance and Covenant Defeasance” below, payments of the principal of (and premium, if any, on) and interest on the outstanding debt securities of such series when due; and

•

a limited number of other provisions of the indenture, including provisions relating to, among other matters, (i) transfers and exchanges of, and the maintenance of offices or agencies for paying or registering the transfer or exchange of, the debt securities of such series; (ii) the replacement of stolen, lost or mutilated debt securities of such series; (iii) the duties and rights of paying agents, the compensation and reimbursement of the trustee and resignation and removal of a trustee; (iv) redemption of such debt securities; and (v) the defeasance provisions of the indenture.

We refer to this process as “legal defeasance.”

Covenant Defeasance. The indenture further provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be released, on and after the date such conditions are satisfied, from our obligations with respect to all outstanding debt securities of such series under the covenants described under the heading “—Certain Covenants” above, any additional covenants applicable to the debt securities of such series that may be identified in the applicable prospectus supplement as being subject to covenant defeasance, and the Event of Default described under the fourth bullet point under the heading “—Events of Default” above. This means that, with respect to the outstanding debt securities of such series, we may omit to comply with, and shall have no liability for, any such covenant and such omission to comply will not constitute an Event of Default or an event which, with the giving of notice or lapse of time or both, would be an Event of Default. We refer to this process as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, the following conditions must be satisfied, among others:

(a)

we must irrevocably deposit or cause to be deposited with the trustee as trust funds (i) an amount in cash, (ii) Government Obligations applicable to such debt securities that, through the payment of principal and interest in accordance with their terms (without consideration of any reinvestment thereof), will provide, not later than the opening of business on the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (iii) a combination of cash and Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, (A) the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest, and (B) any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities when due and payable;

(b)

we have paid all other sums payable in respect of the debt securities of such series, and such payment and the deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)

no Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default with respect to the debt securities of such series will have occurred and be continuing on the date of such deposit and no Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of Default” above or event which, with the giving of notice or lapse of time or both, would be an Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of Default” above shall have occurred and be continuing on the 91st day after the date of such deposit; and

(d)

we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default (including an Event of Default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series on the dates those payments are due or, if applicable, on a redemption date, but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

Unless otherwise provided in the applicable prospectus supplement, when we use the term “Government Obligations” with respect to any debt securities of a series, we mean (i) direct noncallable obligations of the government which issued the currency in which the debt securities of such series are denominated or (ii) noncallable obligations the payment of principal of and interest on which is fully guaranteed by such government and which, in either case, are full faith and credit obligations of such government.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities issued thereunder if:

•	all outstanding debt securities of such series have (subject to specified exceptions) been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and, in each such case, we have deposited with the trustee as trust funds an amount in cash sufficient to pay at stated maturity or upon redemption such debt securities not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest due or to become due at stated maturity or on such redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture. We refer to this process as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture will remain in effect.

Book-Entry Issuance, Clearing and Settlement

Unless otherwise provided in the applicable prospectus supplement, the debt securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global security. Except under the limited circumstances described in this prospectus or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive debt securities are issued, all references to actions by holders of debt securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered debt securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the debt securities. We and the trustee will treat

DTC or its nominee as the owner of each global security for all purposes. Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the debt securities through them.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a debt security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a debt security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of debt securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or Ingredion.

DTC may discontinue providing its services as securities depositary with respect to debt securities at any time by giving us reasonable notice.

Debt securities represented by one or more global securities will be exchangeable for definitive debt securities, that is, certificated debt securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the debt securities entitling holders of such debt securities to accelerate the maturity thereof has occurred and is continuing.

If a global security is exchanged for definitive debt securities, the trustee will keep the registration books for the debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), or any successor thereto, serves as trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit.

The trustee may resign with respect to one or more series of debt securities or may be removed with respect to any series of debt securities by holders of not less than a majority in aggregate principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. If two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters, dealers or agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will describe in the applicable prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the debt securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to specified conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered debt securities through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered debt securities directly to one or more purchasers.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

To facilitate the offering of the debt securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of such debt securities or any other debt securities the prices of which may be used to determine payments on such debt securities.

Each series of debt securities will be a new issue with no established trading market. Any underwriter to which debt securities are sold by us for public offering and sale may make a market in such debt securities, but will not be obligated to do so, and may discontinue any market making at any time without notice.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.ingredion.com. The information on or accessible through our website is not incorporated by reference into, or part of, this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•

Annual Report on Form 10-K for the year ended December  31, 2018 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2019 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019; and

•	Current Reports on Form 8-K filed on April 18, 2019, May 21, 2019 and August 20, 2019.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

Attention: Corporate Secretary

Telephone: (708) 551-2600

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Hogan Lovells US LLP, Washington, D.C., counsel to the Company, will pass upon the validity of the offered debt securities for us.

EXPERTS

The consolidated balance sheets of Ingredion Incorporated and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.